Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Kevin Kessel, CFA	Randi Polanich
Vice President, Investor Relations	Vice President and Chief Communications Officer
(408) 875-6627	(408) 875-6633
kevin.kessel@kla.com	randi.polanich@kla.com

KLA Corporation Reports Fiscal 2023 Second Quarter Results

•Total revenues were $2.98 billion, above the guidance range of $2.65 to $2.95 billion;
•GAAP diluted EPS attributable to KLA was $6.89 and non-GAAP diluted EPS attributable to KLA was $7.38, each finishing within the respective guidance ranges;
•Cash flow from operating activities and free cash flow were $688.3 million and $594.6 million, respectively; and
•Capital returns were $539.2 million, split between $184.2 million in dividends paid and $355.0 million in share repurchases.
MILPITAS, Calif., January 26, 2023 - KLA Corporation (NASDAQ: KLAC) today announced financial and operating results for its second quarter of fiscal year 2023, which ended on December 31, 2022, and reported GAAP net income attributable to KLA of $978.8 million and GAAP earnings per diluted share attributable to KLA of $6.89 on revenue of $2.98 billion.

“The December quarter marked another strong period of growth and profitability, as we navigated through marketplace volatility and supply chain challenges,” said Rick Wallace, president and CEO of KLA Corporation. “As the semiconductor industry manages capacity adjustments in calendar 2023 following three years of substantial growth, KLA is well positioned to maintain our technology leadership through continued investment in next generation products that help enable our customers’ technology roadmaps.”

GAAP Results
	Q2 FY 2023	Q1 FY 2023	Q2 FY 2022
Total Revenue	$2,984 million	$2,724 million	$2,353 million
Net Income Attributable to KLA	$979 million	$1,026 million	$717 million
Net Income per Diluted Share Attributable to KLA	$6.89	$7.20	$4.71

Non-GAAP Results
	Q2 FY 2023	Q1 FY 2023	Q2 FY 2022
Net Income Attributable to KLA	$1,048 million	$1,007 million	$851 million
Net Income per Diluted Share Attributable to KLA	$7.38	$7.06	$5.59
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. KLA will discuss the results for its fiscal year 2023 second quarter, along with its outlook, on a conference call today beginning at 3:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla.com.
Third Quarter Fiscal 2023 Guidance
The following details our guidance for the third quarter of fiscal 2023 ending in March:
•Total revenues between $2,200 million to $2,500 million
•GAAP gross margin is expected to be in a range of 58.0% to 60.3%
•Non-GAAP gross margin is expected to be in a range of 60.5% to 62.5%
•GAAP diluted EPS attributable to KLA is expected to be in a range of $4.06 to $5.46
•Non-GAAP diluted EPS attributable to KLA is expected to be in a range of $4.52 to $5.92
For additional details and assumptions underlying our guidance metrics, please see the company’s published Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic on the KLA investor relations website. Such Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic are not incorporated by reference into this earnings release.

About KLA:
KLA Corporation (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging, printed circuit boards and flat panel displays. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Investors and others should note that KLA announces material financial information including SEC filings, press releases, public earnings calls and conference webcasts using an investor relations website (ir.kla.com). Additional information may be found at: www.kla.com.

Note Regarding Forward-Looking Statements:
Statements in this press release other than historical facts, such as statements pertaining to total revenues, GAAP and non-GAAP gross margin and GAAP and non-GAAP diluted EPS attributable to KLA for the quarter ending March 31, 2023, are forward-looking statements and subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: the impact of the COVID-19 pandemic on the global economy and on our business, financial condition and results of operations, including the supply chain constraints we are experiencing as a result of the pandemic; economic, political and social conditions in the countries in which we, our customers and our suppliers operate, including rising inflation and interest rates, Russia’s invasion of Ukraine and global trade policies; disruption to our manufacturing facilities or other operations, or the operations of our customers, due to natural catastrophic events, health epidemics or terrorism; ongoing changes in the technology industry, and the semiconductor industry in particular, including future growth rates, pricing trends in end-markets, or changes in customer capital spending patterns; our ability to timely develop new technologies and products that successfully anticipate or address changes in the semiconductor industry; our ability to maintain our technology advantage and protect our proprietary rights; our ability to compete with new products introduced by our competitors; our ability to attract, onboard and retain key personnel; cybersecurity threats, cyber incidents affecting our and our customers, suppliers and other service providers’ systems and networks and our and their ability to access critical information systems for daily business operations; liability to our customers under indemnification provisions if our products fail to operate properly or contain defects or our customers are sued by third parties due to our products; exposure to a highly concentrated customer base; availability and cost of the wide range of materials used in the production of our products; our ability to operate our business in accordance with our business plan; legal, regulatory and tax environments in which we perform our operations and conduct our business and our ability to comply with relevant laws and regulations; increasing attention to environmental, social and governance matters and the resulting costs, risks and impact on our business; our ability to pay interest and repay the principal of our current indebtedness is dependent upon our ability to manage our business operations, our credit rating and the ongoing interest rate environment, among other factors; our ability or the ability of our customers to obtain licenses for the sale of certain products or provision of certain services to customers in China, pursuant to regulations recently issued by the Bureau of Industry and Security of the U.S. Department of Commerce, which could impact our business, financial condition and results of operations; instability in the global credit and financial markets; our exposure to currency exchange rate fluctuations, or declining economic conditions in those countries where we conduct our business; changes in our effective tax rate resulting from changes in the tax rates imposed by jurisdictions where our profits are determined to be earned and taxed, expiration of tax holidays in certain jurisdictions, resolution of issues arising from tax audits with various authorities or changes in tax laws or the interpretation of such tax laws; our ability to identify suitable acquisition targets and successfully integrate and manage acquired businesses; and unexpected delays, difficulties and expenses in executing against our environmental, climate, inclusion and diversity or other Environmental, Social and Governance targets, goals and commitments. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this press release, please refer to KLA’s Annual Report on Form 10-K for the year ended June 30, 2022, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA assumes no obligation to, and does not currently intend to, update these forward-looking statements.

KLA Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	December 31, 2022	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,571,477	$1,584,908
Marketable securities	1,294,873	1,123,100
Accounts receivable, net	2,282,925	1,811,877
Inventories	2,535,375	2,146,889
Other current assets	447,932	502,137
Total current assets	8,132,582	7,168,911
Land, property and equipment, net	964,813	849,929
Goodwill	2,278,809	2,320,049
Deferred income taxes	765,046	579,173
Purchased intangible assets, net	1,065,091	1,194,414
Other non-current assets	522,733	484,612
Total assets	$13,729,074	$12,597,088
LIABILITIES, NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$530,407	$443,338
Deferred system revenue	535,556	500,969
Deferred service revenue	372,555	381,737
Other current liabilities	2,043,983	1,545,039
Total current liabilities	3,482,501	2,871,083
Long-term debt	6,113,745	6,660,718
Deferred tax liabilities	559,346	658,937
Deferred service revenue	162,768	124,618
Other non-current liabilities	807,454	882,642
Total liabilities	11,125,814	11,197,998
Stockholders’ equity:
Common stock and capital in excess of par value	1,982,360	1,061,940
Retained earnings	670,002	366,882
Accumulated other comprehensive loss	(49,102)	(27,471)
Total KLA stockholders’ equity	2,603,260	1,401,351
Non-controlling interest in consolidated subsidiaries	—	(2,261)
Total stockholders’ equity	2,603,260	1,399,090
Total liabilities and stockholders’ equity	$13,729,074	$12,597,088

KLA Corporation
Condensed Consolidated Unaudited Statements of Operations
	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands, except per share amounts)	2022	2021	2022	2021
Revenues:
Product	$2,463,408	$1,895,769	$4,659,017	$3,525,657
Service	520,479	456,861	1,049,294	910,811
Total revenues	2,983,887	2,352,630	5,708,311	4,436,468
Costs and expenses:
Costs of revenues	1,208,786	908,162	2,250,012	1,721,786
Research and development	332,826	265,031	651,341	523,184
Selling, general and administrative	243,096	213,479	497,076	406,740
Interest expense	74,280	37,852	148,675	76,164
Loss on extinguishment of debt	—	—	13,286	—
Other expense (income), net	(18,074)	1,201	(65,080)	15,341
Income before income taxes	1,142,973	926,905	2,213,001	1,693,253
Provision (benefit) for income taxes	164,178	209,388	208,141	(92,749)
Net income	978,795	717,517	2,004,860	1,786,002
Less: Net income attributable to non-controlling interest	—	73	74	141
Net income attributable to KLA	$978,795	$717,444	$2,004,786	$1,785,861
Net income per share attributable to KLA
Basic	$6.93	$4.74	$14.16	$11.77
Diluted	$6.89	$4.71	$14.09	$11.68
Weighted-average number of shares:
Basic	141,299	151,251	141,564	151,791
Diluted	141,966	152,331	142,268	152,886

KLA Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three Months Ended December 31,
(In thousands)	2022	2021
Cash flows from operating activities:
Net income	$978,795	$717,517
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	103,508	85,545
Unrealized foreign exchange (gain) loss and other	(20,679)	6,089
Asset impairment charges	749	—
Stock-based compensation expense	38,405	27,766
Deferred income taxes	(98,890)	56,742
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	(440,647)	(264,331)
Inventories	(127,647)	(101,701)
Other assets	(15,091)	(2,430)
Accounts payable	44,317	(1,289)
Deferred system revenue	95,079	112,387
Deferred service revenue	42,630	28,556
Other liabilities	87,761	145,947
Net cash provided by operating activities	688,290	810,798
Cash flows from investing activities:
Capital expenditures	(93,642)	(64,901)
Purchases of available-for-sale securities	(301,372)	(261,840)
Proceeds from sale of available-for-sale securities	10,147	25,838
Proceeds from maturity of available-for-sale securities	141,926	194,539
Purchases of trading securities	(18,071)	(35,446)
Proceeds from sale of trading securities	19,607	34,751
Proceeds from other investments	—	795
Net cash used in investing activities	(241,405)	(106,264)
Cash flows from financing activities:
Repayment of debt	(200,000)	—
Common stock repurchases	(355,007)	(429,874)
Payment of dividends to stockholders	(184,208)	(159,129)
Issuance of common stock	33,793	36,912
Tax withholding payments related to vested and released restricted stock units	(2,598)	(5,755)
Contingent consideration payable and other, net	(2,500)	—
Net cash used in financing activities	(710,520)	(557,846)
Effect of exchange rate changes on cash and cash equivalents	15,832	805
Net (decrease) increase in cash and cash equivalents	(247,803)	147,493
Cash and cash equivalents at beginning of period	1,819,280	1,509,564
Cash and cash equivalents at end of period	$1,571,477	$1,657,057
Supplemental cash flow disclosures:
Income taxes paid, net	$293,403	$169,411
Interest paid	$29,635	$37,054
Non-cash activities:
Contingent consideration payable - financing activities	$(1,919)	$1,853
Dividends payable - financing activities	$1,999	$1,954
Unsettled common stock repurchase - financing activities	$15,975	$5,999
Accrued purchase of land, property and equipment - investing activities	$30,590	$18,504

KLA Corporation
Segment Information (Unaudited)
The following is a summary of results for each of our three reportable segments and reconciliations to total revenues for the indicated periods:

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands)	2022	2021	2022	2021
Revenues:
Semiconductor Process Control	$2,657,395	$2,052,202	$5,055,154	$3,831,285
Specialty Semiconductor Process	158,085	112,738	285,952	214,767
PCB, Display and Component Inspection	169,959	187,977	370,704	390,785
Total revenues for reportable segments	2,985,439	2,352,917	5,711,810	4,436,837
Corporate allocations and effects of changes in foreign currency exchange rates	(1,552)	(287)	(3,499)	(369)
Total revenues	$2,983,887	$2,352,630	$5,708,311	$4,436,468

KLA Corporation
Condensed Consolidated Unaudited Supplemental Information

Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three Months Ended			Six Months Ended
(In thousands, except per share amounts)		December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP net income attributable to KLA		$978,795	$1,025,991	$717,444	$2,004,786	$1,785,861
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	66,689	75,260	54,339	141,949	114,507
Restructuring, severance and other charges	b	—	(5,189)	—	(5,189)	125
Loss on extinguishment of debt	c	—	13,286	—	13,286	—
Income tax effect of non-GAAP adjustments	d	(19,293)	(27,282)	(16,758)	(46,575)	(36,442)
Discrete tax items	e	21,511	(75,476)	96,016	(53,965)	(300,984)
Non-GAAP net income attributable to KLA		$1,047,702	$1,006,590	$851,041	$2,054,292	$1,563,067
GAAP net income per diluted share attributable to KLA		$6.89	$7.20	$4.71	$14.09	$11.68
Non-GAAP net income per diluted share attributable to KLA		$7.38	$7.06	$5.59	$14.44	$10.22
Shares used in diluted net income per share calculation		141,966	142,563	152,331	142,268	152,886

Pre-tax Impact of GAAP to Non-GAAP Adjustments Included in Condensed Consolidated Unaudited Statements of Operations

(In thousands)	Acquisition - Related Charges	Restructuring, Severance and Other Charges	Debt Extinguishment Loss	Discrete Tax Item	Total Pre-tax GAAP to Non-GAAP Adjustments
Three Months Ended December 31, 2022
Costs of revenues	$45,437	$—	$—	$—	$45,437
Research and development	748	—	—	—	748
Selling, general and administrative	20,504	—	—	—	20,504
Total in three months ended December 31, 2022	$66,689	$—	$—	$—	$66,689
Three Months Ended September 30, 2022
Costs of revenues	$45,056	$—	$—	$—	$45,056
Research and development	9,156	—	—	—	9,156
Selling, general and administrative	21,048	16,228	—	—	37,276
Loss on extinguishment of debt	—	—	13,286	—	13,286
Other expense (income), net	—	(21,417)	—	(3,711)	(25,128)
Total in three months ended September 30, 2022	$75,260	$(5,189)	$13,286	$(3,711)	$79,646
Three Months Ended December 31, 2021
Costs of revenues	$41,115	$—	$—	$—	$41,115
Selling, general and administrative	13,224	—	—	—	13,224
Total in three months ended December 31, 2021	$54,339	$—	$—	$—	$54,339

Free Cash Flow Reconciliation

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$688,290	$810,798	$3,337,942	$2,786,367
Capital expenditures	(93,642)	(64,901)	(351,458)	(250,414)
Free cash flow	$594,648	$745,897	$2,986,484	$2,535,953

Capital Returns Calculation

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands)	2022	2021	2022	2021
Payments of dividends to stockholders	$184,208	$159,129	$688,770	$600,555
Common stock repurchases	355,007	429,874	3,583,108	1,402,769
Forward contract for accelerated share repurchases	—	—	900,000	—
Capital returns	$539,215	$589,003	$5,171,878	$2,003,324

Third Quarter Fiscal 2023 Guidance
Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

		Three Months Ending March 31, 2023
(In millions, except per share amounts)		Low	High
GAAP net income per diluted share attributable to KLA		$4.06	$5.46
Acquisition-related charges	a	0.49	0.49
Restructuring, severance and other charges	b	0.14	0.14
Income tax effect of non-GAAP adjustments	d	(0.17)	(0.17)
Non-GAAP net income per diluted share attributable to KLA		$4.52	$5.92
Shares used in net income per diluted share calculation		138.8	138.8

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

		Three Months Ending March 31, 2023
		Low	High
GAAP gross margin		58.0%	60.3%
Acquisition-related charges	a	2.0%	1.8%
Restructuring, severance and other charges	b	0.5%	0.4%
Non-GAAP gross margin		60.5%	62.5%

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.
To supplement our Condensed Consolidated Financial Statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain gains, costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information, including non-GAAP net income attributable to KLA, non-GAAP net income per diluted share attributable to KLA, non-GAAP gross margin and free cash flow, provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results to help investors compare our operating performances with our results in prior periods as well as with the performance of other companies. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics are inherently subject to significant discretion (for example, determining which costs and expenses to exclude when calculating such a metric). As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP. The following are descriptions of the adjustments made to reconcile GAAP net income attributable to KLA to non-GAAP net income attributable to KLA:
a.Acquisition-related charges primarily include amortization of intangible assets, transaction costs associated with our acquisitions and dispositions, as well as intangible asset impairment charges.
b.Restructuring, severance and other charges primarily include costs associated with employee severance, gains and losses from exiting non-core businesses and adjustments related to non-controlling interest. Restructuring, severance and other charges in the three months ended September 30, 2022 and the six months ended December 31, 2022 include a gain on the sale of Orbograph, Ltd. (“Orbograph”), which was sold in the first quarter of fiscal 2023, partially offset by certain transaction bonuses triggered by the sale of Orbograph.
c.Loss on extinguishment of debt includes a pre-tax loss on early extinguishment of the $500 million 4.650% Senior Notes due in November 2024.
d.Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above.

e.Discrete tax items in all periods presented include a tax impact relating to the amortization of certain intellectual property as a result of an internal restructuring of ownership rights to align with how our business operates. Discrete tax items in the three months ended December 31, 2022 also consist of a tax expense of $19.8 million from an internal restructuring. Discrete tax items in the three months ended September 30, 2022 include an adjustment of the net benefit of the Orbotech Ltd. 2012 to 2018 Israel tax audit settlement, for which the net benefit includes the liability on the audit settlement less reductions in unrecognized tax positions and deferred tax assets and liabilities. Discrete tax items in the three months ended September 30, 2022 also include a tax impact from the sale of Orbograph. Discrete items in the six months ended December 31, 2022 are the aggregate of the aforementioned discrete tax items. Discrete tax items in the three months ended December 31, 2021 consist primarily of a tax expense of $163.7 million from an increase in deferred tax liabilities on unremitted foreign earnings due to a change in tax law, partially offset by a net benefit of $69.2 million from an internal restructuring. Discrete tax items in the six months ended December 31, 2021 also include a one-time tax benefit of $394.5 million resulting from changes made to our international structure to better align ownership of certain intellectual property rights with how our business operates.